Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF ALL OUTSTANDING

$300,000,000 5.50% SENIOR NOTES DUE 2014

IN EXCHANGE FOR

NEW $300,000,000 5.50% SENIOR NOTES DUE 2014

OF

HUGHES SUPPLY, INC.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Hughes Supply, Inc., a Florida corporation (the “Company”), made pursuant to the Prospectus, dated July 22, 2005 (which, together with the related Letter of Transmittal, constitute the “Exchange Offer”), if holders of the Company’s outstanding 5.50% Senior Notes due 2014 (the “Outstanding Notes”) wish to tender their Outstanding Notes in exchange for a like principal amount of new 5.50% Senior Notes due 2014 (the “Exchange Notes”) and those holders’ Outstanding Notes are not immediately available or those holders cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) at or prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 2005, UNLESS THE EXCHANGE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Mail	By Facsimile	By Hand or Overnight Delivery
U.S. Bank National Association Attention: Bondholder Services 60 Livingston Avenue, EP-MN-WS2N St. Paul, Minnesota 55107 e-mail: peter.fowler@usbank.com	U.S. Bank National Association Attention: Bondholder Services 60 Livingston Avenue, EP-MN-WS2N St. Paul, Minnesota 55107 Telephone: (800) 934-6802 Facsimile: (615) 495-8152	U.S. Bank National Association Attention: Bondholder Services 60 Livingston Avenue, EP-MN-WS2N St. Paul, Minnesota 55107

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE LETTER OF TRANSMITTAL), SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

(PLEASE SIGN AND COMPLETE)

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry)	Principal Amount of Outstanding Notes Tendered

SIGN HERE
Name of Registered or Acting Holder:

Signature(s)

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

Signature:

DTC Account Number:

Date:

This Notice of Guaranteed Delivery must be signed by the holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name:

Capacity:

Address:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm, which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at the address set forth above, either the Outstanding Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile(s) thereof or agent’s message(s) in lieu thereof) and any other required documents within three New York Stock Exchange trading days after the Expiration Date.

The undersigned acknowledges that it must deliver the Letter of Transmittal (or agent’s message in lieu thereof) and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
Address:

(Include Zip Code )

Area Code and Telephone No.:

Authorized Signature:
Name:
Title:
Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.